Exhibit 32.1

Certification Required by 18 U.S.C. Section 1350
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is given by the undersigned President and Chief Executive Officer of Northrim BanCorp, Inc. (the “Company”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. The undersigned hereby certifies, with respect to the Company’s annual report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2011

/s/  R. Marc Langland

R.	Marc Langland
President and Chief Executive Officer